As Filed With the Securities and Exchange Commission on January 6, 1998
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              Registration No. 333-36775
              --------------------------

             SECURITIES AND EXCHANGE COMMISSION
             ----------------------------------
                   Washington, D.C.  20549
                   -----------------------

               POST-EFFECTIVE AMENDMENT NO. 1
                             TO
                          FORM S-4
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933


                     PREMIER BANCSHARES, INC.
    ---------------------------------------------------
   (Exact name of registrant as specified in its charter)

   Georgia                     6025               58-1793778
---------------         ------------------    -------------------
(State of other         (Primary Standard       (I.R.S. Employer
jurisdiction of         Industrial Classi-    Identification No.)
incorporation)          fication Code No.)

                     2180 Atlanta Plaza
                  950 East Paces Ferry Road
                   Atlanta, Georgia 30326
                       (404) 814-3090

     (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                  Steven S. Dunlevie, Esq.
                 Elizabeth O. Derrick, Esq.
            Womble Carlyle Sandridge & Rice, PLLC
           Suite 700, 1275 Peachtree Street, N.E.
                   Atlanta, Georgia  30309
                       (404) 872-7000

      (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act , check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


                  DEREGISTRATION OF SHARES

      Premier Bankshares, Inc. (the "Registrant") hereby deregisters 16 of the 2,066,850 shares of its common stock, par value $1.00 per share (the "Common Stock") registered on its Registration Statement on Form S-4 (Registration No. 333-36775) for public issuance. This Registration Statement covered the maximum number of shares which could have been issued pursuant to the terms of that certain Agreement and
Plan  of  Reorganization  by  and  between  Registrant   and
Citizens Gwinnett Bankshares, Inc. ("Citizens") dated as of June 24, 1997, as amended on July 24, 1997, September 15,
1997 and September 19, 1997 (the "Merger Agreement"). Pursuant to the Merger Agreement, the outstanding shares of
Citizens  were  converted  into  2,066,834  shares  of   the
Registrant's Common Stock and, therefore, the Registrant did not issue the total number of shares of Common Stock registered.


                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 6, 1998.

                                    PREMIER BANCSHARES, INC.

                                By: /s/ Darrell D. Pittard
                                    -----------------------
                                    Darrell D. Pittard, Chairman
                                    and Chief Executive Officer



                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                          Title                    Date
  ---------                          -----                    ----

  /s/ N. Michael Anderson*           Director                 January 6, 1998
  -----------------------
  N. Michael Anderson


  /s/ George S. Carpenter*           Director                 January 6, 1998
  -----------------------
  George S. Carpenter


  /s/ James L. Coxwell*              Director                 January 6, 1998
  --------------------
  James L. Coxwell


  /s/ Donald N. Ellis*               Director                 January 6, 1998
  -------------------
  Donald N. Ellis


  /s/ William M. Evans, Jr.*         Director                 January 6, 1998
  -------------------------
  William M. Evans, Jr.


  /s/ John H. Ferguson*              Director                 January 6, 1998
  --------------------
  John H. Ferguson


  /s/ James E. Freeman*              Director                 January 6, 1998
  --------------------
  James E. Freeman


  /s/ Albert F. Gandy*               Director                 January 6, 1998
  -------------------
  Albert F. Gandy


  Signature                          Title                    Date
  ---------                          -----                    ----

  /s/ Robin R. Howell*               Director                 January 6, 1998
  -------------------
  Robin R. Howell


  /s/ Billy H. Martin*               Director                 January 6, 1998
  -------------------
  Billy H. Martin


  /s/ C. Steve McQuaig*              Director                 January 6, 1998
  --------------------
  C. Steve McQuaig


  /s/ Robert C. Oliver*              Director, President      January 6, 1998
  --------------------               and Chief Operating
  Robert C. Oliver                   Officer


  /s/ Thomas E. Owen, Jr.*           Director                 January 6, 1998
  -----------------------
  Thomas E. Owen, Jr.


  /s/ Darrell D. Pittard             Chairman and Chief       January 6, 1998
  ----------------------             Executive Officer
  Darrell D. Pittard                 (principal executive
                                     officer)

  /s/ Michael E. Ricketson*          Chief Financial          January 6, 1998
  ------------------------           Officer and Executive
  Michael E. Ricketson               Vice President
                                     (principal financial
                                     and accounting officer)




*  By: Darrell D. Pittard, Attorney-in-Fact